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Vernon W. Hill, II	C. Edward Jordan, Jr.
Chairman and President	Executive Vice President

(856) 751-9000

COMMERCE BANCORP CORE DEPOSITS UP 29%

October 17, 2005 - Cherry Hill, New Jersey - Commerce Bancorp, Inc. (NYSE Symbol: CBH) reported increased earnings, deposits, assets and loans for the third quarter of 2005, announced Vernon W. Hill, II, Chairman of the multi-bank holding company.

THIRD QUARTER FINANCIAL HIGHLIGHTS
September 30, 2005
			%
			Increase

* Total Assets:	$36.3	Billion	28%
* Core Deposits:	$32.4	Billion	29%
* Total (Net) Loans:	$11.2	Billion	27%
* Total Revenues:	$412.2	Million	13%
* Net Income:	$79.5	Million	13%
* Net Income Per Share:	$.45		7%

Chairman’s Statement

Vernon W. Hill, II, Chairman, noted the following financial highlights:

•	Net income increased 13% for the third quarter of 2005 to $79.5 million.

•	Earnings per share rose 7% for the third quarter to $.45.

•	Net interest income grew 9% during the third quarter despite margin compression to 3.67% caused by the flattening yield curve.

•	Core deposits grew a record $2.7 billion to $32.4 billion on a linked quarter basis.

•	Core deposits grew 29% for the prior 12 months.

•	Noninterest-bearing demand deposits increased 29% over the past year, in line with the Company’s five-year growth rate.

•	Annualized deposit growth per store was $22 million.

•	Comparable Store Core Deposit Growth:

	Two Year	One Year
Total	21%	26%
Excluding Time Deposits	23%	28%

•	Deposit charges and service fees grew 27% for the third quarter.

•	Net loans grew $2.4 billion, or 27%, to $11.2 billion.

•	Book value per share grew 16% over the past year to $11.69.

•
The Company announced an agreement to acquire Palm Beach County Bank, a seven office bank with approximately $350 million in assets, based in West Palm Beach, Florida. The all stock acquisition will result in the issuance of approximately 3.3 million shares of CBH stock. Closing for the acquisition is expected to be in the fourth quarter.

•
Stockholders’ equity increased $564.7 million, or 36%, to $2.1 billion. During the quarter, the Company redeemed all $200 million of its Convertible Trust Preferred Securities, leaving the Company with no long-term debt.

Chairman Hill, commenting on the Company’s financial results stated, “the Company’s financial results have been impacted by the flattening yield curve. However, the unique Commerce business model continues to produce strong deposit growth, which will produce strong revenue and earnings per share growth over the long-term as the yield curve steepens. The model, driven by aggressive store expansion, remains intact and will continue.”

Expansion Plans

The Commerce growth retail model includes the opening of new stores in both existing and new markets.

Consistent with our goal of increasing our store base 15-20% a year, the Company presently has +/- 150 locations under Agreement in various stages of land use development, including approximately 25 under construction.

The Company opened 16 stores during the third quarter, increasing the total stores opened to 342. The Company expects to open approximately 25-30 new stores in the fourth quarter for a total new store opening of 50 to 55 in 2005.

Southeast Florida

During the third quarter, the Company announced its expansion into southeast Florida by acquiring Palm Beach County Bank, a seven office bank, based in West Palm Beach, Florida. Closing for the acquisition is expected to be in the fourth quarter. The Company will convert Palm Beach County Bank’s seven retail offices into Commerce Bank stores effective January 1, 2006.

Metropolitan Washington & Baltimore

The Company opened its Alexandria, Virginia store during the third quarter, bringing its total to 3 stores in Metro Washington and Baltimore. All of the stores continue to receive tremendous customer acceptance.

Metropolitan New York

The Company opened 14 new stores in the third quarter of 2005 in Metropolitan New York, including its first store in Fairfield County, Connecticut and the Company’s New York City headquarters at 42nd and Madison.

Metropolitan Philadelphia

The Company opened 1 new store in the third quarter of 2005, bringing its total to 143 stores.

2006

The Company will continue its aggressive expansion in the Metro New York, Metro Philadelphia, Metro Washington, D.C./Baltimore and Southeast Florida markets and expects to open approximately 65 stores in 2006, bringing the total to approximately 440 stores.

Income Statement

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2005	2004	% Increase	2005	2004	% Increase
	(dollars in thousands, except per share data)

Total Revenues:	$412,153	$364,495	13%	$1,198,853	$1,017,963	18%
Total Expenses:	288,582	247,162	17	825,487	685,667	20
Net Income:	79,455	70,090	13	236,001	198,300	19
Net Income Per Share:	$.45	$.42	7%	$1.36	$1.19	14%

Balance Sheet

					Linked Quarter
	9/30/05	9/30/04	% Increase	6/30/05	$ Increase	% Increase
	(dollars in millions)

Total Assets:	$36,294	$28,431	28%	$33,363	$2,931	9%
Total Loans (Net):	11,150	8,779	27	10,547	603	6
Core Deposits:	32,371	25,109	29	29,625	2,746	9
Total Deposits:	33,244	26,242	27	30,519	2,725	9

Shareholder Returns

	September 30, 2005
	Commerce	S & P Index

1 Year	13%	12%
5 Years	18%	-1%
10 Years	26%	9%

Growth Targets
	Growth Targets	Last 5 Year Growth %	Actual % Third Quarter 2005

Total Deposits:	25%	37%	27%
Two-Year Comp Store Deposits:	18	24	21
Total Revenue:	25	30	13

Net Income:	25	34	13
Earnings Per Share:	20	26	7

Deposits

The Company’s deposit growth continues with total deposits at September 30, 2005 of $33.2 billion, a $7.0 billion increase or 27% over total deposits of $26.2 billion a year ago. Core deposits grew $2.7 billion in the third quarter.

	9/30/05	9/30/04	$ Increase	% Increase
	(dollars in millions)

Core Deposits	$32,371	$25,109	$7,262	29%

Total Deposits	$33,244	$26,242	$7,002	27%

Regional Deposit Growth

  Deposit growth by region is as follows:

	# of Stores	9/30/05	9/30/04	$ Increase	% Increase	Average Store Size	Annualized Growth/ Store
	(dollars in millions)

Northern New Jersey	123	$10,610	$8,792	$1,818	21%	$86	$16
New York City	42	4,070	2,783	1,287	46	97	35
Long Island/NY State	31	3,031	2,080	951	46	98	38
Metro New York	196	$17,711	$13,655	$4,056	30%	$90	$23
Metro Philadelphia	143	15,482	12,587	2,895	23	108	20
Metro Washington	3	51	N/A	51	N/A	N/A	N/A
Total	342	$33,244	$26,242	$7,002	27%	$97	$22

Comparable Store Core Deposit Growth

Comparable store deposit growth is measured as the year-over-year percentage increase in core deposits for stores open two years or more at the balance sheet date. Additional information is provided below for stores opened one year or more at the balance sheet date.

At September 30, 2005 the Company had 71 stores in New York State. Of these stores, 34 are included in the comparable store growth for stores open 2 years or more and 54 are included in the comparable store growth for stores open one year or more at the balance sheet date.

	Core Deposit Growth
	Stores Open 2		Stores Open 1
	Years or More		Years or More

	# of Stores	Comp Store Increase	# of Stores	Comp Store Increase

Metro Philadelphia	128	22%	135	24%
Northern New Jersey	95	15	108	19
New York City	20	39	34	53
Long Island/NY State	14	26	20	37
Total	257	21%	297	26%
Excluding Time Deposits		23%		28%

Core Deposits

Core deposit growth by type of account is as follows:

	9/30/05	9/30/04	$ Increase	% Increase	3rd Quarter Cost of Funds
	(dollars in millions)

Demand	$7,828	$6,047	$1,781	29%	.00%
Interest Bearing Demand	13,133	10,887	2,246	21	2.14
Savings	8,640	5,765	2,875	50	1.71
Subtotal	29,601	22,699	6,902	30%	1.45%

Time	2,770	2,410	360	15	2.72
Total Core Deposits:	$32,371	$25,109	$7,262	29%	1.56%

Core deposit growth by type of customer is as follows:

	9/30/05	% Total	9/30/04	% Total	Annual Growth %
	(dollars in millions)
Consumer	$13,947	43%	$11,388	45%	22%
Commercial	12,050	37	8,989	36	34
Government	6,374	20	4,732	19	35

Total	$32,371	100%	$25,109	100%	29%

Net Income and Earnings Per Share

Net income totaled $79.5 million for the third quarter of 2005, up $9.4 million or 13% over net income of $70.1 million for the third quarter of 2004.

On a diluted per share basis, net income for the third quarter was $.45 compared to $.42 for the third quarter of 2004, a 7% increase.

	Three Months Ended			Nine Months Ended
	9/30/05	9/30/04	% Increase	9/30/05	9/30/04	% Increase
	(dollars in thousands, except per share data)
Net Income	$79,455	$70,090	13%	$236,001	$198,300	19%

Earnings Per Share	$.45	$.42	7%	$1.36	$1.19	14%

For the first nine months of 2005, net income totaled $236.0 million, up $37.7 million or 19% over net income of $198.3 million for the first nine months of 2004.

On a diluted per share basis, net income for the first nine months of 2005 was $1.36 compared to $1.19 for the first nine months of 2004, a 14% increase.

Total Revenues

	Three Months Ended			Nine Months Ended
	9/30/05	9/30/04	% Increase	9/30/05	9/30/04	% Increase
	(dollars in thousands, except per share data)

Total Revenues	$412,153	$364,495	13%	$1,198,853	$1,017,963	18%

Revenue Per Share	$9.14	$8.47	8%	$8.98	$7.90	14%

Net Interest Income and Net Interest Margin

Net interest income for the third quarter totaled $287.4 million, a 9% increase over the $264.4 million recorded a year ago. For the first nine months of 2005, the Company recorded net interest income of $854.7 million, a 16% increase over the $739.3 million earned in the first nine months of 2004. The increase in net interest income in the quarter was due to volume increases in interest earning assets resulting from the Company’s core deposit growth.

The net interest margin for the third quarter of 2005 was 3.67%, down 26 basis points from the second quarter of 2005, and down 62 basis points from the 4.29% margin for the third quarter of 2004.

On a tax equivalent basis, the Company recorded $292.5 million in net interest income in the third quarter of 2005, an increase of $23.6 million or 9% over the third quarter of 2004. Net interest income on a tax equivalent basis of $868.6 million was earned in the first nine months of 2005, an increase of $116.1 million or 15% over the first nine months of 2004.

Net Interest Income and Rate/Volume Analysis

As shown below, the increase in net interest income on a tax equivalent basis was due to volume increases in the Company’s earning assets, which were fueled by the Company’s continued growth of core deposits. The Company’s continuing ability to grow core deposits produces net interest income growth, despite rate compression caused by the flattening yield curve.

	Net Interest Income
September 2005 vs. 2004	Volume Increase	Rate Change	Total Increase	% Increase
	(dollars in thousands)

Quarter	$66,471	($42,874)	$23,597	9%
First Nine Months	$204,086	($88,017)	$116,069	15%

Non-Interest Income

Non-interest income for the third quarter of 2005 increased to $124.8 million from $100.1 million a year ago, a 25% increase. Non-interest income for the first nine months of 2005 increased to $344.1 million from $278.6 million a year ago, a 24% increase. The increases in non-interest income are primarily attributable to the increases in deposit charges and service fees of 27% and 29% for the third quarter and first nine months of 2005, respectively, as well as net investment securities gains for both the third quarter and first nine months of 2005.

The growth in non-interest income for the third quarter and the first nine months is more fully depicted below:

	Three Months Ended			Nine Months Ended
	9/30/05	9/30/04	% Increase	9/30/05	9/30/04	% Increase
	(dollars in thousands)

Deposit Charges & Service Fees	$72,302	$57,081	27%	$201,068	$155,279	29%
Other Operating Income:
Commerce Insurance	19,539	19,178	2	58,079	56,084	4
Commerce Capital Markets	5,268	8,268	(36)	18,956	24,617	(23)
Loan Brokerage Fees	7,378	3,027	144	13,086	9,805	33
Other	14,578	11,616	26	41,411	30,833	34
Total Other Operating Income	46,763	42,089	11	131,532	121,339	8
Net Investment Securities Gains	5,714	943	506	11,511	2,002	475
Total Non-Interest Income	$124,779	$100,113	25%	$344,111	$278,620	24%

Non-Interest Expenses

Non-interest expenses for the third quarter of 2005 were $288.6 million, up 17% from $247.2 million a year ago. Non-interest expenses for the first nine months of 2005 were $825.5 million, up 20% from $685.7 million a year ago. The increases in non-interest expenses for the third quarter and first nine months of 2005 were widespread throughout non-interest expense categories, reflecting the Company’s store expansion program.

Lending

Net loans increased 27% to $11.2 billion from the third quarter of 2004, and the growth was widespread throughout all loan categories.

Geographically, loan growth has occurred in the following markets:

	9/30/05	9/30/04	$ Increase	% Increase	% of Total Growth
	(dollars in millions)

Metro Philadelphia	$6,015	$5,124	$891	17%	38%
Northern New Jersey	3,355	2,759	596	22	25
New York/Long Island	1,889	1,028	861	84	36
Metro Washington	30	N/A	30	N/A	1

Total:	$11,289	$8,911	$2,378	27%	100%

	Loan Composition
	9/30/05	% of Total	9/30/04	% of Total	$ Increase	% Increase
	(dollars in millions)

Commercial	$2,975	26%	$2,291	26%	$684	30%
Owner-Occupied	2,313	21	1,913	21	400	21
Total Commercial	5,288	47%	4,204	47%	1,084	26%
Consumer	4,088	36%	3,133	35%	955	30%
Commercial Real Estate	1,913	17	1,574	18	339	22
Gross Loans	$11,289	100%	$8,911	100%	$2,378
Less: Reserves	(139)		(132)		(7)
Net Loans	$11,150		$8,779		$2,371	27%

Asset Quality

	Quarter Ended
	9/30/05	6/30/05	12/31/04	9/30/04

Non-Performing Assets/Assets	.09%	.11%	.11%	.14%
Net Loan Charge-Offs	.20%	.09%	.18%	.18%
Loan Loss Reserve/Gross Loans	1.23%	1.32%	1.43%	1.48%
Non-Performing Loan Coverage	409%	396%	413%	353%
Non-Performing Assets/Capital	2%	2%	2%	2%
and Reserves

Non-performing assets and loans past due 90 days at September 30, 2005 totaled $34.4 million or .09% of total assets, versus $38.9 million, or .14% of total assets a year ago.

Investments

At September 30, 2005, total investments increased to $21.9 billion. The available for sale and held to maturity portfolios totaled $9.0 billion and $12.9 billion, respectively.

Detailed below is information regarding the composition and characteristics of the Company’s investment portfolio, excluding trading securities, as of September 30, 2005.

Product Description	Available For Sale	Held to Maturity	Total
	(in millions)
Mortgage-backed Securities:
Federal Agencies Pass Through	$1,217	$2,378	$3,595
Certificates (AAA Rated)
Collateralized Mortgage	6,991	8,847	15,838
Obligations (AAA Rated)
Obligations of State and	757	1,737	2,494
Political Subdivisions/Other
Total	$8,965	$12,962	$21,927

Duration (in years)	3.55	4.10	3.88
Average Life (in years)	4.29	5.11	4.78
Quarterly Average Yield	4.83%	4.79%	4.81%

At September 30, the after tax depreciation of the Company’s available for sale portfolio was $35.1 million.

Linked Quarter Comparison

A comparison of financial results for the quarter ended September 30, 2005 to the previous quarter ended June 30, 2005 is as follows: (dollars in thousands, except per share data)

	Three Months Ended		Linked Quarter
	9/30/05	6/30/05	$ Change	% Change
Total Assets	$36,293,540	$33,362,936	$2,930,604	9%
Total Loans (Net)	11,150,520	10,547,392	603,128	6
Core Deposits	32,370,994	29,624,831	2,746,163	9
Total Deposits	33,243,686	30,519,063	2,724,623	9
Total Revenues	412,153	404,110	8,043	2
Net Interest Income	287,374	288,467	(1,093)	-
Non-Interest Income	124,779	115,643	9,136	8
Non-Interest Expense	288,582	278,499	10,083	4
Net Income	79,455	79,409	46	-
Net Income Per Share	$.45	$.46	$(.01)	(2)

Capital Resources

Stockholders’ equity at September 30, 2005 increased to $2.1 billion, a $564.7 million increase, or 36% over stockholders’ equity of $1.5 billion at September 30, 2004.

Effective September 14, 2005, the Company redeemed all $200 million of its publicly traded 5.95% Convertible Trust Preferred Securities issued by Commerce Capital Trust II on May 11, 2002. Each outstanding security was converted into 1.8956 shares of the Company’s common stock, resulting in the issuance of approximately 7.6 million common shares.

Return on average stockholders equity (ROE) for the third quarter and nine months ending September 30, 2005 and 2004 is shown in the table below:

Return on Equity
Three Months Ended		Nine Months Ended
9/30/05	9/30/04	9/30/05	9/30/04
16.62%	18.97%	17.40%	18.90%

At September 30, 2005, the Company’s book value per share was $11.69, a 16% increase over the book value per share of $10.05 at September 30, 2004.

The Company’s capital ratios at September 30, 2005 were as follows:

		Regulatory Guidelines
	Commerce	“Well Capitalized”

Leverage Ratio	6.17%	5.00%
Tier I	12.19%	6.00%
Total Capital	13.02%	10.00%

New Stores

During the third quarter of 2005, the Company opened 16 new stores, increasing the total stores opened to 342. During the last three years, the Company has opened 139 of its 342 stores.

Stores opened during the third quarter were as follows:

Metropolitan New York

Location	County

42nd& Madison	Manhattan (NY)
109th& Broadway	Manhattan (NY)
Norwalk	Fairfield (CT)
Rye/Downtown	Westchester (NY)
Fairfield	Fairfield (CT)
Huguenot	Staten Island (NY)
Eltingville/Amboy	Staten Island (NY)
Mineola	Long Island (NY)
Chinatown	Manhattan (NY)
Piscataway	Middlesex (NJ)
Secaucus	Hudson (NJ)
Clifton/Getty	Passaic (NJ)

Lehigh Valley:
Bethlehem	Lehigh (PA)
Lower Macungie	Lehigh (PA)

Metropolitan Philadelphia

Location	County

Langhorne/Middletown	Bucks (PA)

Metropolitan Washington D.C.

Location	County

Old Town	Alexandria (VA)

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the “FRB”); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company’s non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.